Exhibit 10.2

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”), dated as of September 15, 2025, is entered into between 218 LLC, a Tennessee limited liability company (“Seller”), and American Rebel Holdings, Inc., a Nevada corporation (“Buyer”, together with Seller, each, a “Party”, and together, the “Parties”).

Recitals

WHEREAS, Seller is a Tennessee limited liability company with all issued and outstanding membership interests issued to the current sole member of Seller, Gary Bowie;

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, in exchange for a combination of cash, a promissory note and shares of Buyer’s Series D Convertible Preferred Stock (the “Preferred Stock”), all of the outstanding membership units in the Seller in tranches set forth herein (the “Membership Interests”), subject to the terms and conditions set forth herein;

WHEREAS, each share of Preferred Stock has a stated value of $7.50 and are convertible into five (5) shares of common stock, $0.001 par value per share (the “Common Stock”), which equates to one dollar and fifty cents ($1.50) per share. Such conversion ratio is NOT subject to adjustment upon a reverse stock split of the Common Stock;

WHEREAS, Seller is the sole and legal owner of the ≈20,892 square foot four story commercial retail building located at 218 3rd Avenue North, in downtown Nashville, Tennessee (the “Property”), as more fully described in Exhibit A attached hereto. The Property, including all personal property associated therewith, is the sole asset of Seller; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

Purchase and sale

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at each Closing (as defined in (ARTICLE II), Seller shall sell to Buyer, and Buyer shall purchase from Seller, a portion of the Membership Interests (as set forth in ARTICLE II), free and clear of any mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or other encumbrance (each, an “Encumbrance”) except as otherwise provided under and/or subject to the terms and conditions of the Governing Documents, for the consideration specified in Section 1.02.

Section 1.02 Purchase Price. The aggregate consideration for the Membership Interests shall be $14,100,000, which shall be payable in a combination of cash installment payments, a 12-month promissory note, and shares of Preferred Stock. For purposes of the foregoing arrangement, the Parties agree that the value being paid by Buyer to Seller is based upon the appraised value of the Property (the “Purchase Price”).

Section 1.03 Payment Terms. The Purchase Price and Stock Consideration shall be allocated as described:

(a) Stock Consideration; Initial Payment. Two Million One Hundred Thousand and 00/100 Dollars ($2,100,000.00) of the Purchase Price shall be paid through the issuance of the Buyer’s Preferred Stock, delivered at the Initial Closing, hereinafter defined, pursuant to the following terms:

(i) The Buyer shall issue Two Hundred Eighty Thousand (280,000) shares of Preferred Stock, which are convertible into One Million Four Hundred Thousand (1,400,000) shares of Common Stock, for the initial payment to Seller for the purchase of thirty percent (30%) of the Membership Interests in the Seller.

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(ii) The price of the Preferred Stock shall be a fixed price of Seven Dollars and 50/100 Dollars ($7.50), per share

(iii) Within fifteen (15) business days of the execution of this Agreement, Buyer shall prepare and file a Form S-1 registration statement (the “Registration Statement”) with the Securities and Exchange Commission (SEC) to register the shares of Common Stock underlying the Preferred Stock, the shares of Common Stock underlying the Preferred Stock underlying the conversion of the Note, hereinbelow described, and shares of Preferred Stock issued for the Convenience Fee, hereinbelow described.

(b) Installment Payments. Three Hundred Thousand and 00/100 Dollars ($300,000.00) of the Purchase Price shall be payable in three (3) non-refundable One Hundred Thousand and 00/100 Dollar ($100,000.00) installments.

(i) The first (1st) non-refundable One Hundred Thousand and 00/100 Dollar ($100,000.00) installment shall be payable fifteen (15) calendar days following execution of this Agreement for the purchase of an additional one percent (1%) of the Membership Interests in the Seller.

(ii) The second (2nd) non-refundable One Hundred Thousand and 00/100 Dollar ($100,000.00) installment shall be payable forty-five (45) calendar days following execution of this Agreement for the purchase of an additional one percent (1%) of the Membership Interests in the Seller.

(iii) The third (3rd) non-refundable One Hundred Thousand and 00/100 Dollar ($100,000.00) installment shall be payable seventy-five (75) calendar days following execution of this Agreement for the purchase of an additional one percent (1%) of the Membership Interests in the Seller.

(c) Note. Eleven Million Seven Hundred Thousand ($11,700,000.00) of the Purchase Price shall be payable in the form of a twelve-month secured promissory note held by Seller (the “Note”), in the form attached as Exhibit B hereto, which includes the following material terms:

(i) All interest and principal due (outside of debt service payments set forth below) shall be due and payable in one (1) balloon payment, subject to the sale of the Common Stock underlying the conversion of the Preferred Stock as contemplated below.

(ii) Principal on the Note may, at the Seller’s sole option, be paid through the conversion of up to One Million Five Hundred Sixty Thousand (1,560,000) shares of the Buyer’s Preferred Stock valued at Seven Dollars and 50/100 Dollars ($7.50) per share.

(iii) Interest on the Note may, at the Seller’s sole option, be paid through the conversion of up to Ninety-Three Thousand Six Hundred (93,600) shares of the Buyer’s Preferred Stock valued at Seven Dollars and 50/100 Dollars ($7.50) per share.

(iv) During the term of the Note, Seller may, from time to time, convert a portion of principal and interest under the Note into tranches of Two Hundred Thousand (200,000) shares of Preferred Stock (valued at $1,500,000) and simultaneously convert the Preferred Stock into One Million (1,000,000) shares of Common Stock and then sell such shares, or in other amounts that do not exceed a 4.99% beneficial ownership, and apply the proceeds towards the principal and interest of the Note. Each conversion shall purchase an additional 1% ownership interest in Seller.

(v) Once all principal and Interest on the Note are satisfied, any unsold shares of Common Stock, or remaining shares of Preferred Stock reserved for issuance under the Note, received by Seller shall be returned and cancelled, and Buyer shall be relieved of its obligations under the Note. Upon full conversion of the note, Seller shall transfer all remaining Membership Interests to Buyer.

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(vi) If Seller converts and sells Seller’s entire reserve of Preferred Stock received prior to the 12-month maturity date of the Note, Buyer may:

a. Pay the remaining balance on the Note in cash; or

b. Issue and register additional shares of Common Stock to satisfy the outstanding balance on the Note. The number of additional shares to be issued and registered shall be based on the closing market price on the day prior to the filing of the new registration statement.

(vii) Notwithstanding the foregoing, Buyer may prepay all or any part of the principal of the Note and any interest accrued thereunder, in cash during the term of the Note.

(viii) Notwithstanding any other provision of this Agreement, if a default occurs as set forth in this Agreement, If Buyer defaults in the payment of the Note or any default under this Agreement occurs, upon the occurrence of said default by Buyer (i) the Note shall immediately become due and payable in full, (ii) all Membership Interests held by Buyer shall automatically, without further action required by Seller and without delay, revert to Seller, (iii) Seller shall have no further obligation to Buyer under the Note or this Agreement, and (iv) any and all payments or consideration previously made by Buyer shall be deemed forfeited and non-refundable.

(d) Convenience Fee. At the Initial Closing, Buyer shall issue to Seller additional Eighteen Thousand Eight Hundred (18,800) shares of Preferred Stock, valued at $141,000, which is equal to one percent (1%) of the total Purchase Price as a convenience fee.

Section 1.04 Property Residuals, Overhead, and Insurance.

(a) During the Note period aforementioned, Buyer shall be responsible for all overhead costs, including, but not limited to, maintenance, utilities, insurance, taxes, and payments on the mortgage attached as Exhibit C (the “Mortgage”), associated with the Property. During the Note period aforementioned, Buyer shall receive all residuals associated with the Property.

(b) Buyer and Seller acknowledge and agree that they shall work in good faith to transfer the overhead costs and residuals to Buyer within thirty (30) days of the Initial Closing, as defined below. Notwithstanding anything contained herein, Buyer shall remit payment for any overhead costs to the banking institute provided by Seller within five (5) days’ notice of the payments.

(c) Buyer acknowledges and agrees to be solely responsible for the insurance of the Property. Buyer shall maintain and cause its consultants to maintain (a) casualty insurance and commercial general liability insurance with coverages of not less than $8,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $1,000,000.00 with respect to property damage, with Seller named as additional insured, and (b) worker’s compensation insurance for all of their respective employees in accordance with the law of the State of Tennessee. Buyer’s insurance provided hereunder shall be primary and noncontributing with any other insurance available to Seller. Buyer shall deliver proof of the insurance coverage required pursuant to this Section to Seller (in the form of a certificate of insurance) prior to Buyer’s or Buyer’s consultants’ entry onto any of the Property. Buyer shall name Seller as additional insured until the Closing of this transaction.

Section 1.05 Equity Ownership Blocker. The shares of Preferred Stock to be issued as consideration for the Purchase Price will be structured in such a manner that in no event shall the Seller be deemed to beneficially own (through Seller and its affiliates) more than 4.99% of the Buyer’s outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder.

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Section 1.06 Collateral/Security. Until full payment of the Note is made, ALL of the Membership Interests in Seller purchased by Buyer shall be pledged as collateral for the Note. If Buyer defaults in the payment of the Note or any default under this Agreement occurs, upon the occurrence of said default by Buyer (i) the Note shall immediately become due and payable in full, (ii) all Membership Interests held by Buyer shall automatically, without further action required by Seller and without delay, revert to Seller, (iii) Seller shall have no further obligation to Buyer under the Note or this Agreement, and (iv) any and all payments or consideration previously made by Buyer shall be deemed forfeited and non-refundable. Buyer will not have any direct ownership interest in the Property.

Section 1.07 Encumbrances on Property. Other than the current Mortgage on the Property, which is set forth as Exhibit C hereto, and the lease to The Black Rabbit, set forth as Exhibit D hereto, Seller shall not encumber, pledge, or otherwise use the Property, or any personal property associated therewith, as collateral for any obligation outside the scope of this transaction, from the date of this Agreement through Final Closing, as hereinafter defined. The Property, and all personal property associated therewith, is free of undisclosed liens. No third-party collateral agreements exist or will be entered into during the Term of the Note, as defined above.

ARTICLE II

Closings

Section 2.01 Closings. The Parties contemplate multiple closings of the transactions contemplated by this Agreement (each a “Closing”), all of which shall take place remotely by electronic exchange of documents and signatures. Each Closing shall be effective at 12:01 a.m. local time in Nashville, Tennessee on each respective Closing Date, as hereinafter defined.

(a) Initial Closing. The initial Closing will occur concurrent with the execution of this Agreement (the “Initial Closing”), whereby the Buyer shall pay Two Million One Hundred Thousand and 00/100 Dollars ($2,100,000.00) of the Purchase Price through the issuance of Two Hundred Eighty Thousand (280,000) shares of Preferred Stock, which are convertible into One Million Four Hundred (1,400,000) shares of Common Stock, to the Seller for the initial payment for the purchase of thirty percent (30%) of the Membership Interests in the Seller.

(b) Installment Closings. Concurrent with each $100,000.00 installment payment paid towards the Purchase Price, as set forth in Section 1.03(b) (each an “Installment Closing”), the Buyer will purchase an additional one percent (1%) of the Membership Interests in the Seller on the 15th, 45th and 75th days following execution of this Agreement, for a total purchase of an additional three percent (3%) of Membership Interests from Seller.

(c) Note Conversion Closings. Concurrent with each share conversion under the Note and application of such conversion amount towards the Purchase Price, as set forth in Section 1.03(c)(iv) (each a “Conversion Closing”), the Buyer will purchase an additional one percent (1%) of the Membership Interests in the Seller.

(d) Final Closing. If there is any remaining balance due under the Note at the expiration of the 12-month term, such balance shall be immediately due and payable in cash in accordance with Section 1.03(c)(ix). Upon full repayment of the Note, Seller shall transfer all remaining Membership Interests to Buyer (the “Final Closing”).

Section 2.02 Seller Closing Deliverables. Seller shall deliver or cause to be delivered to Buyer the following at each Closing:

(a) Within ten (10) business days of the Initial Closing, Seller shall deliver:

(i) Seller’s Subscription Agreement;

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(ii) A certificate of the Owner of Seller certifying (i) that attached thereto are true and complete copies of all resolutions of the manager(s)/members of Seller authorizing the execution, delivery, and performance of this Agreement, and the other agreements, instruments, and documents reasonably required to be delivered in connection with this Agreement or at the Initial Closing (collectively, the “Transaction Documents”) to which Seller is a party and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; (ii) the names, titles, and signatures of the officers or representatives of Seller authorized to sign this Agreement and the other Transaction Documents to which it is a party; and (iii) that attached thereto are true and complete copies of the governing documents of the Seller, including any amendments or restatements thereof, and that such governing documents are in full force and effect;

(iii) A copy of Seller’s operating agreement, as amended, documenting the transfer of Membership Interests representing the 30% ownership interest purchased by Buyer at the Initial Closing.

(iv) A certificate of good standing showing the Seller is in good standing in the State of Tennessee;

(v) A certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986 (as amended, the “Code”); and

(vi) An executed Selling Stockholder Notice and Questionnaire, in the form attached hereto as Exhibit E.

(b) Within ten (10) business days of each Installment Closing, Seller shall deliver:

(i) Seller’s Subscription Agreement;

(ii) A copy of Seller’s operating agreement, as amended, documenting the transfer of Membership Interests representing the additional 1% ownership interest purchased by Buyer at each Installment Closing; and

(iii) A certificate of good standing showing the Seller is in good standing in the State of Tennessee.

(c) Within ten (10) business days of each Conversion Closing, Seller shall deliver:

(i) Seller’s Subscription Agreement;

(ii) A copy of Seller’s operating agreement, as amended, documenting the transfer of Membership Interests representing the additional 1% ownership interest purchased by Buyer at each Conversion Closing; and

(iii) A certificate of good standing showing the Seller is in good standing in the State of Tennessee.

(d) At the Final Closing, Seller shall deliver:

(j) Seller’s Subscription Agreement;

(iv) A copy of Seller’s operating agreement, as amended, documenting the transfer of the remaining Membership Interests purchased by Buyer at the Final Closing; and

(v) A certificate of good standing showing the Seller is in good standing in the State of Tennessee.

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Section 2.03 Buyer’s Deliveries. At each Closing, Buyer shall deliver the following to Seller:

(a) At the Initial Closing, Buyer shall deliver:

(i) A certificate for the shares of Preferred Stock issued in the name of the Seller, free and clear of all Encumbrances;

(ii) A certificate of the chief executive officer of the Buyer certifying (i) that attached thereto are true and complete copies of all resolutions of the board of directors of Buyer authorizing the execution, delivery, and performance of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; (ii) the names, titles, and signatures of the authorized representatives of Buyer authorized to sign this Agreement and the other Transaction Documents to which it is a party; and

(iii) A joinder agreement admitting the Buyer as a member of the Seller pursuant to the operating agreement and other governing documents of the Seller as of the Initial Closing Date. The joinder agreement and each amended Seller’s operating agreement prior to the Final Closing shall state that the express written consent of Landlord is required before Buyer makes any additions or improvements to the Property.

(b) At each Installment Closing, Buyer shall deliver:

(i) A wire for the non-refundable $100,000.00 installment payment paid towards the Purchase Price; and

(ii) The amendment to the Seller’s operating agreement increasing Buyer’s Membership Interests in Seller as of each Installment Closing Date.

(c) At each Conversion Closing, Buyer shall deliver:

(i) A certificate for the shares of Preferred Stock issued in the name of the Seller, free and clear of all Encumbrances; and

(iii) The amendment to the Seller’s operating agreement increasing Buyer’s Membership Interests in Seller as of each Conversion Closing Date.

(d) At the Final Closing, Buyer shall deliver:

(j) A wire for the remaining amount of principal and interest due under the Note; and

(iv) The amendment to the Seller’s operating agreement increasing Buyer’s Membership Interests in Seller as of the Final Closing Date.

ARTICLE III

Representations and Warranties of Seller

Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof. For purposes of this ARTICLE III, “Seller’s knowledge,” “knowledge of Seller,” and any similar phrases shall mean the actual or constructive knowledge of the Manager of Seller.

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Section 3.01 Organization and Authority of Seller. Seller is a limited liability company duly organized, validly existing, and in good standing under the Laws (as defined in Section 3.05) of the state of Tennessee. Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and each Transaction Document to which Seller is a party constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

Section 3.02 Capitalization.

(a) Seller has authorized ________ membership units of which _________ membership units have been issued and are outstanding units as of the date of this Agreement. The membership interests have been duly authorized and are validly issued, and non-assessable. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own the purchased Membership Interests, free and clear of all Encumbrances.

(b) The Membership Interests were issued in compliance with applicable Laws. The Membership Interests were not issued in violation of the certificate of formation, company agreement, or other governing documents of the Seller as may be amended from time to time (collectively, the “Governing Documents”) or any other agreement, understanding, arrangement, or commitment to which Seller or Seller is a party and are not subject to or in violation of any preemptive or similar rights of any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity (each, a “Person”).

Section 3.03 No Subsidiaries. The Seller does not have, or have the right to acquire, an ownership interest in any other Person.

Section 3.04 No Conflicts or Consents. The execution, delivery, and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not knowingly: (a) violate or conflict with any provision of the certificate of formation, company agreement, or other governing documents of Seller; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, treaty, or other requirement of any Governmental Authority (collectively, “Law”) or any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to Seller; (c) require the consent, notice, or filing with or other action by any Person; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, or modify any contract, lease, deed, mortgage, license, instrument, note, indenture, joint venture, or any other agreement, commitment, or legally binding arrangement, whether written or oral (collectively, “Contracts”), to which Seller is a party or by which Seller is bound or to which any of their respective properties and assets are subject; or (e) result in the creation or imposition of any Encumbrance on any properties or assets of the Seller.

Section 3.05 Financial Statements. Complete copies of Seller’s unaudited financial statements consisting of the balance sheet of Seller as at December 31st in each of the years 2023, and 2024, and the six months ended June 30, 2025, and the related statements of income and retained earnings, members’ equity, and cash flow for the years then ended (the “Financial Statements”) have been delivered to or made available to Buyer. To Seller’s knowledge the Financial Statements are based on the books and records of the Seller and fairly present the financial condition of Seller as of the respective dates they were prepared and the results of the operations of Seller for the periods indicated. The balance sheet of Seller as of June 30, 2025 is referred to herein as its “Balance Sheet” and the date thereof as the “Balance Sheet Date”.

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Section 3.06 Material Contracts.

(a) Contracts material to Seller (such Contracts, together with all Contracts concerning the occupancy, management, or operation of any Real Property (as defined in Section 3.07(a)), being “Material Contracts”), include the following:

(i) each Contract of Seller involving aggregate consideration in excess of $50,000.00 and which, in each case, cannot be cancelled by Seller without penalty or without more than ninety (90) days’ notice;

(ii) all Contracts that provide for the indemnification by Seller of any Person or the assumption of any Tax, environmental, or other Liability of any Person;

(iii) all Contracts relating to Intellectual Property (as defined in Section 3.08(a)), including all licenses, sublicenses, settlements, coexistence agreements, covenants not to sue, and permissions;

(iv) except for Contracts relating to trade payables, all Contracts relating to indebtedness (including, without limitation, guarantees) of Seller; and

(v) all Contracts that limit or purport to limit the ability of Seller to compete in any line of business or with any Person or in any geographic area or during any period of time.

(b) To Seller’s knowledge each Material Contract is valid and binding on Seller in accordance with its terms and is in full force and effect, neither the Seller or, nor any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) or has provided or received any notice of any intention to terminate, any Material Contract. Complete and correct copies of each Material Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been made available to Buyer.

Section 3.07 Real Property; Title to Assets.

(a) The Property, including all associated personal property, is the only asset owned by Seller (together with all buildings, structures, and improvements located thereon, the “Real Property”), including for Real Property that is leased or subleased by Seller and the landlord under the lease. Seller has delivered or made available to Buyer true, correct, and complete copies of all Contracts relating to the Real Property.

(b) Seller has good and valid (and, in the case of the Real Property, good and indefeasible fee simple) title to, or a valid leasehold interest in, the Real Property and personal property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date (other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date).

(c) The use of the Real Property in the conduct of Seller’s business does not knowingly violate in any material respect any Law, covenant, condition, restriction, easement, license, permit, or agreement and no material improvements constituting a part of the Real Property knowingly encroach on real property owned or leased by a Person other than Seller.

Section 3.08 Intellectual Property. [Intentionally Omitted]

Section 3.09 Material Customers and Suppliers. [Intentionally Omitted]

Section 3.10 Books and Records. The books of Seller, all of which are in the possession of Seller shall be made available to Buyer, at Buyer’s written request,

Section 3.11 Brokers. No broker, finder, or investment banker, other than Kadie Black, is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.

Section 3.12 Full Disclosure. No representation or warranty by Seller in this Agrement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement knowingly contains any untrue statement of a material fact, and, in light of the circumstances in which they are made, are not misleading.

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Section 3.13 Investment Representations.

(a) Investment Purpose. The Seller is being issued the shares of Preferred Stock (the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof in a manner that would violate the Securities Act, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Seller does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time and in any quantity in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Seller is acquiring the Securities hereunder in the ordinary course of its business. The Seller does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b) Accredited Investor Status. The Seller is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

(c) Reliance on Exemptions. The Seller understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Buyer is relying upon the truth and accuracy of, and the Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the availability of such exemptions and the eligibility of the Seller to acquire the Securities.

(d) Information. The Seller and its advisors, if any, have been furnished with,, and Buyer shall deliver at Seller’s written request, all materials relating to the business, finances and operations of the Buyer and materials relating to the offer and sale of the Securities which have been requested by the Seller or its advisors. The Seller and its advisors, if any, have been, and for so long as Seller holds the Securities shall be afforded the opportunity to ask questions of the Buyer and to inspect the Buyer’s books and records through review of the Buyer’s public filings with the SEC. Notwithstanding the foregoing, the Buyer has not disclosed to the Seller any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Seller. The Seller understands that its investment in the Securities involves a significant degree of risk. The Seller is not aware of any facts that may constitute a breach of any of the Buyer’s representations and warranties made herein. The Seller has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) Governmental Review. The Seller understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Re-sale. The Seller understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act., which the Buyer has agreed to file including the Seller as a selling stockholder therein following Closing, (b) the Seller shall have delivered to the Buyer, at the cost of the Seller, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Buyer, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Seller who agrees to sell or otherwise transfer the Securities only in accordance with this Agreement and who is an Accredited Investor, (d) the Seller provides the Buyer with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and the Seller shall have delivered to the Buyer, at the cost of the Seller, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Buyer; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Buyer nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case), except as required hereunder.

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(g) Legends. The Seller understands that the Note, the Preferred Stock and the conversion Common Stock shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

The legend set forth above shall be removed and the Buyer shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Buyer with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Buyer so that the sale or transfer is effected. The Seller agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(h) Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Seller, and this Agreement constitutes a valid and binding agreement of the Seller enforceable in accordance with its terms.

ARTICLE IV

Representations and Warranties of Buyer

Buyer represents, warrants, and covenants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof and at Closing and to take the following actions.

Section 4.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Nevada. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and each Transaction Document to which Buyer is a party constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

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Section 4.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of formation, company agreement, or other governing documents of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any Permit, license, or Governmental Order.

Section 4.03 Investment Purpose. Buyer is acquiring the Membership Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act. Buyer acknowledges that the Membership Interests are not registered under the Securities Act or any state securities laws and that the Membership Interests may not be transferred or sold except pursuant to the terms and conditions of the Governing Documents and the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

Section 4.05 Issuance of Preferred Stock. The Preferred Stock, and shares of Common Stock underlying the conversion of the Preferred Stock, is newly authorized and issued directly from Buyer from its authorized capital.

Section 4.06 Filing Registration Statement. Buyer shall file the Form S-1 within fifteen (15) business days of the Initial Closing.

ARTICLE V

Covenants

Section 5.01 Confidentiality. From and after the Closing, Buyer shall, and shall cause its Affiliates and its and their respective directors, managers, shareholder, partners, members, officers, employees, consultants, financial advisors, counsel, accountants, and other agents (collectively, “Representatives”) to hold, in confidence any and all information, in any form, concerning Seller (including this Agreement), except to the extent that Buyer can show that such information: (a) is generally available to and known by the public through no fault of Buyer, any of its Affiliates, or their respective Representatives; (b) is lawfully acquired by Buyer, any of its Affiliates, or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation; or (c) which Buyer is lawfully required to disclose in filings with the U.S. Securities and Exchange Commission or under the applicable rules of The Nasdaq Capital Market. If Buyer or any of its Affiliates or their respective Representatives are otherwise compelled to disclose any information by Governmental Order or Law, Buyer shall promptly notify Seller in writing and shall disclose only that portion of such information which is legally required to be disclosed, provided that Buyer shall use reasonable best efforts to obtain as promptly as possible an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 5.02 Further Assurances. Following the Closing, each Party shall, and shall cause their respective Affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE VI

Tax Matters

Section 6.01 Tax Covenants.

(a) Without the prior written consent of Buyer, Seller shall not, to the extent it may affect or relate to Seller: (i) make, change, or rescind any Tax election; (ii) amend any Tax Return; (iii) take any position on any Tax Return; or (iv) take any action, omit to take any action, or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer or Seller, in respect of any taxable period that begins after the Final Closing Date or, in respect of any taxable period that begins before and ends after the Final Closing Date (each such period, a “Straddle Period”), the portion of such Straddle Period beginning after the Final Closing Date.

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(b) All transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

(c) Seller shall prepare, or cause to be prepared, all Tax Returns required to be filed by Seller after the Final Closing Date with respect to any taxable period or portion thereof ending on or before the Final Closing Date and all Straddle Period Tax Returns. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method.

Section 6.02 Tax Indemnification. Solely with respect to all federal Tax, Seller and Buyer shall indemnify Seller, Buyer, and each Buyer Indemnitee (as defined in Section 7.01) and hold them harmless from and against (a) any loss, damage, liability, deficiency, Action, judgment, interest, award, penalty, fine, cost, or expense of whatever kind (collectively, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification under this Agreement, “Losses”) attributable to any breach of or inaccuracy in any representation or warranty made in this ARTICLE VI; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking, or obligation in this ARTICLE VI; (c) all Taxes of Seller or relating to the business of Seller for all Pre-Closing Tax Periods (as defined below); (d) all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which Seller (or any predecessor of Seller) is or was a member on or prior to the Final Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state, or local Law; and (e) any and all Taxes of any Person imposed on Seller arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Final Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith, Seller shall reimburse Buyer for any Taxes of Seller that are the responsibility of Seller pursuant to this Section 6.02 within ten business days after payment of such Taxes by Buyer or Seller. For purposes of this Agreement, a “Pre-Closing Tax Period” means any taxable period ending on or before the Final Closing Date and, with respect to any taxable period beginning before and ending after the Final Closing Date, the portion of such taxable period ending on and including the Final Closing Date.

Section 6.03 Cooperation and Exchange of Information. Seller and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this ARTICLE VI or in connection with any audit or other proceeding in respect of Taxes of Seller, including providing copies of relevant Tax Returns and accompanying documents. Each of Seller and Buyer shall retain all Tax Returns and other documents in its possession relating to Tax matters of Seller for any Pre-Closing Tax Period (collectively, “Tax Records”) until the expiration of the statute of limitations of the taxable periods to which such Tax Records relate.

Section 6.04 Tax Treatment. Seller and Buyer agree that the transaction contemplated hereby will be treated for U.S. federal income Tax purposes and applicable state income Tax purposes as a taxable sale by Seller and a purchase by Buyer of the Membership Interests.

Section 6.05 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this ARTICLE VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation, or extension thereof) plus ninety (90) days.

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Section 6.06 No Other Representations; Non-Reliance. Buyer (for itself and on behalf of its Affiliates (including, following the Closing, the Buyer Indemnitees) and their respective equityholders, officers, directors, managers, employees, agents, partners, members, counsel, accountants, financial advisors, engineers, consultants, other advisors, successors and assigns) has conducted an independent investigation, verification, review and analysis of the business, operations, assets, Liabilities, results of operations, financial condition, technology and prospects of the Companies, and Buyer, its Affiliates and their advisors and Representatives have had access to the personnel, properties, premises and records of the Seller and the Companies for such purpose. In entering into this Agreement, Buyer stipulates and agrees that they have relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of Seller or any of Seller’s employees, directors, managers, equityholders, officers, Representatives or any other Person other than the representations and warranties specifically set forth in this Agreement in (in each case, as modified by the Disclosure Schedules) and: (a) specifically acknowledges that neither Seller nor any other Person is making and has not made any other representation or warranty, expressed or implied, at law or in equity, in respect of Seller or any of Seller’s businesses, assets, risks and other incidents of the Seller, Liabilities, operations, prospects or condition (financial or otherwise) including with respect to merchantability or fitness for any particular purpose of any assets and whether either Seller possess sufficient real property or personal property to operate their businesses, the prospects of the business, the nature or extent of any Liabilities, the effectiveness or the success of any operations, or the accuracy or completeness of any confidential information memoranda, documents, projections, material or other information (financial or otherwise) regarding the Seller furnished or made available to Buyer or its Affiliates or their advisors or Representatives or made available to Buyer, its Affiliates or their advisors or Representatives in any data rooms, management presentations or in any other form in expectation of, or in connection with, the transactions contemplated hereby; (b) specifically disclaims any obligation or duty by Seller or any of their Affiliates or any other Person to make any disclosures of fact not required to be disclosed pursuant to the specific representations and warranties set forth in ARTICLE III; and (c) specifically acknowledges Buyer is entering into this Agreement and acquiring the Membership Interests subject only to the specific representations and warranties specifically set forth in this Agreement in ARTICLE III.

ARTICLE VII

Indemnification

Section 7.01 Indemnification by Seller. Subject to the other terms and conditions of this ARTICLE VII, Seller shall indemnify and defend each of Buyer and its Affiliates (including Seller) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or the other Transaction Documents, including claims for Fraud; or

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement or the other Transaction Documents.

Section 7.02 Indemnification by Buyer. Subject to the other terms and conditions of this ARTICLE VII, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or the other Transaction Documents, including claims for Fraud;

(b) excluding such matters as Seller is required to indemnify Buyer Indemnitees for pursuant to Section 7.01, any action, suit, claim, proceeding, damages, fines, fees, penalties, reasonable attorneys’ fees, and costs of court arising out of or relating to the obligations or operations of Seller;

(c) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement.

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Section 7.03 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the Party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other Party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 7.04 Survival. Subject to the limitations and other provisions of this Agreement, all representations and warranties contained herein and all related rights to indemnification shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months from the Final Closing Date; and (b) ARTICLE VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation, or extension thereof) plus ninety (90) days. Subject to ARTICLE VI, all covenants and agreements of the Parties contained herein shall survive the Closing indefinitely unless another period is explicitly specified herein. Notwithstanding the foregoing, any claims which are timely asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching Party to the breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 7.05 Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event, or proceeding in respect of Taxes of Seller (including, but not limited to, any such claim in respect of a breach of the representations and warranties in ARTICLE III hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking, or obligation in ARTICLE VI) shall be governed exclusively by ARTICLE VI hereof.

ARTICLE VIII

Miscellaneous

Section 8.01 Expenses. All costs and expenses incurred by a Party in connection with this Agreement and the transactions contemplated hereby shall be paid by that Party incurring such costs and expenses except as expressly provided by this Agreement.

Section 8.02 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.02):

If to Seller:	Gary Bowie
Email: bowiebeach@gmail.com

and

Attention: Rosemary Calcese, Esq.
1811 Memorial Circle
Clarksville, Tennessee 37043
Telephone: 931.999.5868
Email: rosemary@calceselaw.com

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with a copy to:

Kadie Black
E-mail: kadie@woodmontrealty.com

If to Buyer:	American Rebel Holdings, Inc.
5115 Maryland Way, Suite 303
Brentwood, Tennessee 37027
Attn: Charles A. Ross, CEO

With a copy to :	DeMint Law, PLLC
3753 Howard Hughes Pkwy
Second Floor Suite 314
Las Vegas, NV 89169
Attn: Anthony N. DeMint, Esq.

Section 8.03 Headings; Incorporation of Recitals. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. The recitals set forth at the beginning of this Agreement are hereby incorporated into this Agreement and are expressly made a part hereof.

Section 8.04 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 8.05 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, any exhibits, and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 8.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 8.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 8.08 Governing Law; Submission to Jurisdiction. All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Tennessee without giving effect to any choice or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated Tennessee or thereby may be instituted in the federal courts of the United States of America or the courts of the State of Tennessee in each case located in the City of Nashville and County of Davidson, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 8.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Seller:
218 LLC

By	/s/ Gary Bowie
Name:	Gary Bowie
Title:	Owner

Buyer:
American Rebel Holdings, Inc.

By	/s/ Charles A. Ross, Jr.
Name:	Charles A. Ross, Jr.
Title:	CEO

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Exhibit A – Description of Property

A-1

Exhibit B – Promissory Note

B-1

Exhibit C – Property Mortgage (Note)

C-1

Exhibit D – The Black Rabbit Lease

D-1

Exhibit E - Selling Stockholder Notice and Questionnaire

E-1